Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

July 30, 2018

FedEx Corporation

942 South Shady Grove Road

Memphis, Tennessee 38120

Re:                           Registration Statement on Form S-3

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), and the Guarantors (as defined herein) are filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale from time to time of: (a) shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company; (b) the Company’s senior debt securities (the “Debt Securities”) that may be fully and unconditionally guaranteed by each of Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Corporate Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. (collectively, the “Delaware Guarantors”), and FedEx Freight, Inc. and FedEx Office and Print Services, Inc. (collectively, the “Non-Delaware Guarantors”, and together with the Delaware Guarantors, the “Guarantors”); and (c) guarantees of Debt Securities (the “Guarantees”) by the Guarantors.  The Debt Securities are to be issued in one or more series pursuant to an indenture (the “Base Indenture”), dated as of October 23, 2015, as amended and supplemented as of the date hereof, between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities are together referred to herein as the “Indenture.”  The Debt Securities and the Guarantees are to be issued in substantially the forms filed or to be filed as exhibits to the Registration Statement and are together referred to herein as the “Securities.”  The Indenture, the supplemental indentures or officers’ certificates establishing the form or terms of the Debt Securities of any series, the notes representing such Debt Securities and any applicable Guarantees are together referred to herein as the “Transaction Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies identified to our satisfaction, of such corporate and limited liability company records of the Company and the Delaware Guarantors, certificates of public officials, officers and other representatives of the Company and the Delaware Guarantors, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. As to facts relevant to the opinions expressed herein, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

representations of public officials and officers and other representatives of the Company and the Delaware Guarantors.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.         With respect to an offering of Debt Securities of any series covered by the Registration Statement, the Debt Securities of such series will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary action shall have been taken by the Company to authorize and approve the offer, sale, issuance, form, terms, execution, delivery and performance of such series of Debt Securities and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities pursuant to the Indenture and the form of note evidencing the Debt Securities of such series; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by duly authorized officers of the Company and any such supplemental indenture shall have been duly authorized, executed and delivered by the Trustee and shall constitute a valid and legally binding agreement of the Trustee; and (v) notes representing the Debt Securities of such series shall have been duly executed and delivered by duly authorized officers of the Company, authenticated by the Trustee in accordance with the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.         With respect to Guarantees of Debt Securities of any series covered by the Registration Statement, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor, enforceable against such Guarantor in accordance with their terms, when:  (i) all of the conditions specified in paragraph (1) above shall have been satisfied; (ii) a prospectus supplement with respect to such Guarantees shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a supplemental indenture or officers’ certificate establishing the terms of such Guarantees shall have been duly executed and delivered by duly authorized officers of each applicable Guarantor, and any such supplemental indenture shall have been duly authorized, executed and delivered by the Trustee and shall constitute a valid and legally binding agreement of the Trustee; and (iv) such Guarantees shall have been duly executed and delivered by duly authorized officers of each applicable Guarantor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the sale, issuance, execution and delivery of Securities:  (i) the applicable Securities will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company and, if applicable, the Guarantors, of the applicable Transaction Documents and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the applicable certificate of incorporation or bylaws or other constitutive documents (the “Governing Documents”), any resolutions adopted by the applicable board of directors or members (the “Board”) or any duly authorized committee thereof, the Delaware General Corporation Law (the “DGCL”) or the Delaware Limited Liability Company Act (the “DLLCA”), as applicable, or any other law, rule or regulation applicable to the Company or any Guarantor, (B) result in a default under or breach of, or create a lien under, any agreement or instrument binding upon the Company or any Guarantor or any order, judgment or decree of any court or governmental authority applicable to the Company or any Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) all of the actions taken by the Company or any Guarantor as contemplated by paragraphs 1 and 2 above, to the extent applicable, shall have been taken pursuant to and in accordance with the applicable Governing Documents, any applicable resolutions adopted by the Board or any duly authorized committee thereof, the DGCL or the DLLCA, as the case may be, and any other applicable laws, rules or regulations; (iv) the authorization by the Company and, if applicable, the Guarantors of the transactions described above, the applicable Transaction Documents and the other documents, agreements and instruments entered into by the Company or any Guarantor in connection with the transactions described above will not have been rescinded and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such documents, agreements and instruments; (v) the Governing Documents of the Company and the Delaware Guarantors, as applicable, as currently in effect, will not have been modified or amended and will be in full force and effect; (vi) the form, terms, execution, delivery and performance of the applicable Transaction Documents and the sale, issuance, execution and delivery of the Securities shall have been duly authorized and approved by the Board or a duly authorized committee thereof or by duly authorized officers of the Company and, if applicable, the Guarantors, acting pursuant to authority delegated to such officers by the Board or a duly authorized committee thereof, all in accordance with, and within any parameters or limitations established by, the applicable Governing Documents, any applicable resolutions of the Board or any duly authorized committee thereof, the applicable Transaction Documents, the DGCL or the DLLCA, as applicable, and any other applicable laws, rules or regulations; (vii) such terms will be accurately reflected in the applicable Transaction Documents and any other documents, agreements and instruments governing, evidencing or establishing the forms and terms of such Securities, and the sale, issuance, execution and delivery of such Securities will not be subject to any preemptive or other similar rights; and (viii) the execution, delivery and performance by each Non-Delaware Guarantor of any Transaction Document are within its corporate powers.

With respect to each Transaction Document and other document, agreement or instrument referred to in or otherwise relevant to the opinions expressed herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions expressed herein, that: (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company or the Delaware Guarantors and is expressly covered by our opinions expressed herein.

This letter is given as of the date hereof and is limited to matters arising under the DGCL, the DLLCA and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York).  We express no opinion as to any other laws, rules or regulations, including the laws, rules or regulations of any other jurisdiction (including, without limitation, the federal laws of the United States of America), or as to any matter arising thereunder or relating thereto.  Insofar as the foregoing opinions involve matters governed by the laws of the States of Arkansas or Texas, we have relied, without independent inquiry or investigation, on the respective opinions of Christina R. Conrad, Managing Director – Employment Law and Assistant Secretary of FedEx Freight, Inc. and Kimble H. Scott, Senior Vice President and General Counsel of FedEx Office and Print Services, Inc., delivered to you today.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP